Exhibit 23.1

RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.

30201 ORCHARD LAKE ROAD, SUITE 150

FARMINGTON HILLS, MICHIGAN 48334

TEL: (248) 330-6226 ● FAX: (248) 479-0578

www.ronscpa.com

____________________________________________

March 2, 2007

To the Board of Directors of

Smartec Holdings, Inc.

Kuala Lumpur, Malaysia

To Whom It May Concern:

                                              Consent of Accountant

Ronald N. Silberstein, C.P.A., P.L.L.C., hereby consents to the use in the Form SB-2, Registration Statement under the Securities Act of 1933, filed by Smartec Holdings, Inc. of our report dated February 16, 2007, relating to the financial statements of Smartec Holdings, Inc., a Nevada Corporation, for the period ending December 31, 2006.

Sincerely,

 /s/ Ronald N. Silberstein, CPA, PLLC

Ronald N. Silberstein, C.P.A., P.L.L.C.